                                                                   Exhibit 10.15


                      SOFTWARE LICENSE AND OEM AGREEMENT

     This SOFTWARE LICENSE AND OEM AGREEMENT (the "Agreement") is entered into as of February 2, 2000 between Delano Technology Corporation, an Ontario
      ----------------
corporation having its principal place of business at 40 West Wilmot St., Richmond Hill, Ontario, L4B 1H8, (hereafter "Delano") and Ironside Technologies Inc. a Yukon corporation, including its subsidiaries (hereafter "OEM"), having its principal place of business at 500 Hood Road, Suite 400, Markham, Ontario L3R 0P6 ("Shipping Address").

     WHEREAS, Delano is a software developer and has developed certain Software which it desires to distribute.

     WHEREAS, OEM wishes to acquire a license to use Delano's Software for the purposes set out in this Agreement and also to be appointed as an Authorized OEM so it may make the Software available to OEM's customers under the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties agree as follows:

     1.  DEFINITIONS

     The following terms have the defined meaning when used in this Agreement:

     (a) "Documentation" shall mean the documents or other information pertaining to the Software, which items are provided to End Users in combination with the Software.

     (b) "Effective Date" means the day the last of the parties hereto signs this Agreement.

     (c) "End User" shall mean any person or entity who acquires a license to use the Software for his or her own use or, if an entity, for its internal use, rather than for purpose of redistribution.

     (d) "Ironside Module(s)" means a software application developed by OEM which incorporates the Software. Such Ironside Module(s) shall be developed either solely or in collaboration with Delano or other third parties in accordance with this Agreement. Ironworks Customer Interaction Module is an example of an Ironside Module.

     (e) "Software" shall mean the executable object code of the Delano proprietary software product(s), and all applicable Documentation, Updates, and Upgrades to the Software, set out in the then current version of Exhibit A, from time to time.

     (f) "Territory" means the territory in which the OEM is authorized to engage in redistribution of the Software as described in Exhibit A.

     (g) "Unit" means one copy of a respective Delano software program in object code form, Documentation, and other related materials, if any, supplied to OEM in a commercial package by Delano.

     (h) "Update" shall mean a replacement of all or a portion of the Software that is primarily intended to fix an error or deficiency in the Software.

     (i) "Upgrade" shall mean a replacement of all or a portion of the Software that is primarily intended to add functionality or performance to the Software, for which a separate or additional charge is made to the End User and which is made generally available.

     2.   GRANT OF RIGHTS, APPOINTMENT AND TERM.

     (a) Delano hereby grants to OEM a perpetual, non-exclusive, non-transferable license to use the Software, for the purposes of demonstrations, design, developing and testing of the Ironside Module(s) to be licensed to End Users in conjunction with the Software, in accordance with the terms, conditions and any restrictions set out in this Agreement and, in particular, Exhibit A. Delano grants to OEM the worldwide, non-exclusive rights to market, sell and distribute the Software directly and through multiple tiers of distribution (as described in Exhibit A). Delano agrees to provide OEM with sufficient numbers of demonstration copies of Software to enable OEM and its resellers to exercise the rights granted herein. OEM agrees to be a vendor reference account for Delano. Each of the parties will allow the other party to identify each other as a technology partner.

     (b) Subject to the terms and conditions set forth herein (and, in particular, Exhibit A), Delano hereby appoints OEM and OEM hereby accepts appointment as a non-exclusive Authorized OEM of the Software.

     (c) Delano and OEM may mutually agree to amend Exhibit A from time to time, and the amendments will be effective upon mutual execution by Delano and OEM. Future Software are deemed added to this Agreement at such time as they are added to the current Exhibit A.

     (d) The term of this Agreement shall commence on the Effective Date and continue for two (2) years thereafter. OEM shall have the option to renew the Agreement on terms substantially similar to those contained herein for additional one-year periods by providing written notice to Delano within sixty (60) days of expiration.

     (e) A current copy of the source code for the Software is held in escrow pursuant to a third party escrow agreement with Fort Know Escrow Svcs. OEM may, at its option and expense, at any time provided OEM is currently under maintenance, request that Delano register OEM as a third party beneficiary to this agreement.

3.   OEM RIGHTS AND RESTRICTIONS.

     (a) Development. Except as noted herein, OEM shall not allow any third party to use the Software without written permission from Delano, such permission shall not be unreasonably withheld, in the development of the Ironside Module(s). All such development work shall be performed by OEM employees or contractors, which contractors are hereby pre-approved by Delano.

     (b) Distribution. OEM agrees to distribute the Software solely in accordance with the terms, conditions and restrictions set forth in
          Section 2(a) and Exhibit A. OEM agrees not to distribute the Software to End Users, Partners or OEMs, except as incorporated into or used with the Ironside Module(s).

     (c) Restrictions on Copying and Decompiling. OEM AGREES NOT TO COPY (with the exception of a reasonable number of backup copies), TRANSLATE, DISASSEMBLE, REVERSE ENGINEER DIRECTLY OR INDIRECTLY, OR DECOMPILE THE SOFTWARE IN WHOLE

          OR IN PART. OEM shall not make copies or make media translations of the Documentation, except such documentation, which includes information about Ironside Modules, and a reasonable number of backup copies.

4.   OEM OBLIGATIONS.

     (a) Marketing. OEM will use reasonable efforts to market and distribute the Software in conjunction with Ironside Module(s), and agrees that its marketing and advertising efforts will be of high quality and in accordance with applicable law.

     (b) Piracy Reports. OEM agrees to use its best efforts to promptly report to Delano any suspected illegal use or copying of Software.

     (c) Warranty. OEM shall provide its standard warranty for all Ironside Module(s) incorporating the Software.

     (d) Notice. Subject to reasonable confidentiality restrictions, each party will give the other thirty (30) day's prior written notice of any change in ownership.

     (e) Records, Reports and Taxes. OEM agrees to maintain a complete, clear and accurate record during the Term, for rolling two (2) year periods of the number of units of the Software distributed in conjunction with Ironside Module(s), the names of Ironside Module(s) licensees, and the payments received therefor irrespective of the source. Upon request, but no more often than two (2) times per calendar year, OEM shall provide such records to Delano. Upon reasonable notice to OEM by Delano, OEM shall permit a third party auditor from a nationally recognized accounting firm under obligations of confidentiality to OEM and to Delano to inspect records pertaining to the Software and any other materials provided to OEM by Delano to ensure compliance by OEM with its obligations to Delano. Any such inspection and audit shall be conducted during regular business hours and in such a manner as not to interfere with normal business activities of OEM. The inspection or/and audit shall be at Delano's expense unless the inspection and/or audit reveals an underpayment by OEM of greater than ten (10) percent of the amounts due, in which case OEM shall bear the expense of the inspection and/or audit. In addition to any payments due to Delano under this Agreement, OEM shall pay amounts equal to any taxes, duties, or other amounts, including national, provincial, state, regional or municipal sales taxes, however designated, which are levied or based upon such payments, or upon this Agreement, provided, however, that OEM shall not be liable for taxes based on Delano's net income. OEM agrees to provide Delano with a government resale certificate, if required by any government.

     (f) Support. OEM acknowledges the necessity of providing adequate service and support in connection with the distribution of the Software in conjunction with Ironside Module(s). OEM is required to gain qualification as an Authorized OEM by successfully completing, at no expense to OEM, the required Delano technical and sales training, as outlined in Exhibit B. For the Software, OEM will be responsible for first line support (i.e., receiving support requests from customers and recording issues requiring resolution). For Ironside Modules developed by Ironside, Ironside will provide all support. For Ironside Modules developed by Delano, Delano will provide third level support.

5.  DELANO'S OBLIGATIONS.

     (a) Support. For the Software, Delano will provide second (i.e., diagnosing and providing fixes for problems relating to configuration, platform and environment) and third (resolving all other software-related issues, e.g., those which require engineering assistance) line support to OEM's support team via, phone, fax and e-mail for the term of the agreement as follows: Delano will provide, at no charge, up to five full days of training on the Software at Delano's facilities to up to two (2) OEM personnel responsible for end user support of the Software. All training shall be conducted in English. Delano will provide second and third line support directly to OEM during OEM's normal business hours and in the English language in accordance with the Severity Level Agreement ("SLA") Table set forth below. The severity level of any case shall be determined by OEM acting reasonably and in good faith.

SEVERITY LEVEL AGREEMENT TABLE

------------------------------------------------------------------------------------------------------------------------------------

   Severity       Electronic          Phone        Description of Problem         Status          Resolution time       Hours of
     Level         Response          Response                                    Frequency         from Customer       Operation
                  Acknowledge      Acknowledge                                                       Care case
                     Time         Time (back up                                                     logged time
                                     process)
------------------------------------------------------------------------------------------------------------------------------------

1 - System      2 hours          2 hours          A production system is        Daily or          2 business days     8:30 am
Down or                                           either completely             negotiated per    workaround or       8:30 pm EST
Development                                       unavailable or a problem      plan of action    agreed to action    US Business
process                                           is occurring so often that                      plan in place       Days
stopped                                           the system is effectively
                                                  rendered inoperable,
                                                  scheduled production is in
                                                  a day-for-day slip due to
                                                  stalled solution
                                                  development.
------------------------------------------------------------------------------------------------------------------------------------

2 - Critical    4 hours          4 hours          Production system             Weekly or         4 business days     8:30 am
                                                  functionality is limited      negotiated        workaround or       8:30 pm EST
                                                  such that critical            per plan of       agreed to action    US Business
                                                  business processes are        action            plan in place       Days
                                                  impacted.  Or the
                                                  development process is
                                                  severely impaired and the
                                                  problem will prevent the
                                                  project from going live.
------------------------------------------------------------------------------------------------------------------------------------

3 - Major       1 business day   1 business day   A production system is        Weekly or         20 business days    8:30 am
                                                  impaired, but key business    negotiated per    to resolution or    8:30 pm EST
                                                  processes are not             plan of action    agreed to action    US Business
                                                  interrupted.  A                                 plan in place.      Days
                                                  work-around exists
-----------------------------------------------------------------------------------------------------------------------------------
4 - Minor or    2 business days  2 business days  Indicated a minor issue       N/A               Acknowledge         8:30 am
Suggestion                                        that does not require an                        receipt             8:30 pm EST
                                                  immediate response.                                                 US Business
                                                                                                                      Days
------------------------------------------------------------------------------------------------------------------------------------


     6.   LICENSE TO USE THE DELANO TRADEMARK.

     (a) Advertising. Delano hereby grants to OEM a nonexclusive, limited license to use "Delano" (both in the stylized form used by Delano, and as a word, and any other the applicable Software trademarks (the "Trademarks"), but solely in OEM's distribution, advertising, and promotion of the Ironside Module(s). OEM's use shall be substantially in accordance with OEM's own policies regarding advertising and trademark, trade name and logo usage.

     (b) Quality. OEM agrees that the nature and quality of any products or services OEM supplies in connection with the Trademarks shall conform to the standards comparable to the standards used by OEM for all other products it sells and services. OEM agrees to cooperate with Delano in facilitating Delano's monitoring and control of the nature and quality of such products and services, and to supply Delano with specimens of use of the Trademarks upon request.

     7.   OWNERSHIP OF PROPRIETARY RIGHTS AND NONDISCLOSURE.

     (a) OEM acknowledges Delano's claim that the Software is proprietary to Delano and that, notwithstanding any other provision of this Agreement, all right, title and interest in and to the Software and without limitation the Trademarks, is and shall remain vested in Delano or Delano's affiliated companies or licensors. OEM will take all reasonable measures to protect Delano's proprietary rights in the Software, and to maintain the confidentiality of the Software. Except as provided herein, OEM is not granted any rights to patents, copyrights, trade secrets, trade names, trademarks (whether registered or unregistered), or any other rights, franchises, or licenses with respect to the Software.

     (b) All right, title and interest in and to the Ironside Module(s) (excluding the Software) will be and remain vested in OEM. Notwithstanding the foregoing or any other provision of this Agreement, nothing herein contained shall prevent either party from independently developing and commercializing any application(s) which are the same as or similar in functionality to any Ironside Module(s) or Software.

     8.   WARRANTY AND INDEMNIFICATION

     (a) Software Warranty. Delano warrants that, for a period of one hundred eighty (180) days from installation, the Software (and any updates or upgrades thereto) shall conform to its Documentation. In the event of a breach of the foregoing warranty, Delano shall promptly cure any non-conformity or, if such cure is not technically feasible, refund amounts paid to Delano for any such Software.

     (b) Infringement Warranty. Delano further warrants that the Software does not infringe any third party proprietary rights, including without limitation patent, copyright, trade secret, trade dress or trademark right.

     (c) Proprietary Rights Indemnity. Delano shall defend at its own expense and indemnify and hold harmless OEM from all claims, costs, expenses and damages (including attorneys' fees) arising from any claim, suit, or proceeding brought against OEM arising from a breach of the warranty set forth in 8(b) above. To qualify for such defense and payment the OEM must: (i) give Delano prompt written notice of any such claim; and (ii) allow Delano to control, and fully cooperate with Delano in, the defense and all related settlement negotiations, provided that OEM shall have the right to reasonably approve any settlement. Upon notice of an alleged infringement or if in Delano's opinion such a claim is likely, Delano shall have the right, at its option, to obtain the right to continue the distribution of Software, substitute other computer software with similar operating capabilities, or modify the Software product so that it is no longer infringing, or, if none of the above options are feasible, Delano may provide OEM, as OEM's sole and exclusive remedy, with notice terminating this Agreement, after receipt of which OEM shall cease using, and shall return to Delano, all copies of the Software, and Delano shall provide OEM with a refund of the fee paid by OEM for such inventory (and of the unused portion of any fee actually paid for a Unit of the Software used by OEM as an End User).

     (d) Limitations and Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, DELANO MAKES NO OTHER WARRANTIES RELATING TO THE SOFTWARE, EXPRESS OR IMPLIED, AND EXPRESSLY EXCLUDES ANY WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. OEM SHALL MAKE NO OTHER WARRANTY, EXPRESS OR IMPLIED, ON BEHALF OF DELANO.

     (e) Indemnity. Each party shall indemnify and hold the other harmless from any claims or damages (inclusive of reasonable lawyers' fees) made against the indemnified party as a result of negligence or misrepresentation on the part of the indemnifying party.

     9.   TERMINATION

     (a)  With Cause. (i) Either party may terminate this Agreement upon thirty
          (30) days written notice of a material breach of this Agreement if such breach is not cured within such thirty (30) day period. (ii) Notwithstanding the above, either party, as applicable, may terminate this Agreement upon ten (10) days' written notice, for breach of Paragraphs 3 ("OEM Rights and Restrictions"), 6 ("License to Use the Delano Trademark"), or 7 ("Ownership of Proprietary Rights and Nondisclosure"). (iii) Either party may terminate this Agreement after giving a fifteen (15) day written notice if the other shall become insolvent or fail to pay its obligations (except for disputed payments) as they arise or upon any proceeding being commenced by or against the other under any law providing relief to either party as debtor.

     (b) Without Cause. This Agreement may be terminated at any time by either party without cause upon ninety (90) days prior written notice.

     (c) Rights Upon Termination. Upon termination of this Agreement: (i) OEM will no longer be an Authorized OEM. (ii) OEM shall immediately cease using the Trademarks and discontinue all representations that it is an Authorized OEM. (iii) Upon termination of this Agreement: (A) OEM shall submit to Delano within fifteen (15) business days after the effective date of termination a summary of the number of the respective Software products owned by OEM as of the effective date of the termination. Delano may, at its option, repurchase any or all of such Software from OEM upon written notice of its intention to do so within thirty (30) days after receiving the inventory summary, or at any time during the sixty (60) day period described in this Section 9(B), at prices equal to the respective prices paid by OEM for such Software. After Delano's receipt of the Software from OEM, Delano will issue an appropriate credit to OEM's account and refund any amount greater than the outstanding balance due Delano. (B) If Delano chooses not to exercise its rights to repurchase OEM's inventory, OEM shall have sixty (60) days from the effective date of termination to distribute its inventory pursuant to the terms and conditions of this Agreement. If Delano terminates the Agreement, in addition to OEM's other rights herein, Delano will at OEM's option: (A) refund any prepaid licenses referenced in Exhibit B or (B) allow OEM one hundred eighty (180) days to sell copies of Software in inventory.

     10.  CONSEQUENTIAL DAMAGES WAIVER

          NEITHER PARTY WILL BE LIABLE FOR ANY LOSS OF USE, INTERRUPTION OF BUSINESS, OR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING LOST PROFITS), REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY, OR OTHERWISE, EVEN IF DELANO HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     11.  LIMITATION OF LIABILITY.

     NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, EXCEPT FOR SECTION 8, THE AGGREGATE LIABILITY OF DELANO, UNDER ANY THEORY OF LAW OR EQUITY, INCLUDING, WITHOUT LIMITATION, FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT IS LIMITED TO THE TOTAL PAYMENT MADE BY OEM TO DELANO PURSUANT TO THIS AGREEMENT SINCE INITIAL EXECUTION DATE OF THE AGREEMENT.

     12.  YEAR 2000 COMPLIANCE

     The Software is designed to manage data involving dates including single-century and multi-century transactions, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving either single-century or multi-century transactions, provided at all times that all century dates transmitted to the Software from any host computer are accurately transmitted in a four digit date format (for example 2001).

     13.  ARBITRATION

     Section 13.1  Best Endeavors to Settle Disputes.  In the event of any
                   ---------------------------------
     dispute, claim, question or difference relating to this Agreement, or the validity or termination of this Agreement (other than in respect of disputes as to any matter for which other settlement procedures are expressly provided for in this Agreement, which disputes shall be resolved in accordance with such procedures) the Parties involved in the dispute, claim, question or difference shall use their best endeavors to settle such dispute, claim question or difference. To this effect, they shall consult and negotiate with each other, in good faith and understanding of their mutual interests, to reach a just and equitable solution satisfactory to such Parties.

     Section 13.2  Arbitration.  Except as is expressly provided in this
                   -----------
     Agreement, if the parties involved in the dispute do not reach a solution after reasonable efforts to do so pursuant to Section 13.1, then upon written notice by any Party to the other, such dispute shall be finally settled by arbitration. Such arbitration shall be conducted in accordance with the International Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") except as such Rules are superseded by this Agreement. The decision or award of the arbitrator shall be in writing, binding upon the parties, and shall be enforceable by judgement entered in any court of competent jurisdiction.

     Section 13.3  Arbitration Procedure.  Any arbitration commenced by a Party
                   ---------------------
     pursuant to Section 13.2 shall be based upon the following:

     (a) the arbitration tribunal shall consist of one arbitrator appointed by mutual agreement of the parties involved who is qualified by education and training to pass upon the particular matter to be decided, or in the event of failure to agree within 30 business days after referral of the dispute to arbitration, either Party may apply to the AAA administrator to appoint an arbitrator in accordance with the Rules;

     (b) the arbitrator shall be instructed that time is of the essence in proceeding with his/her determination of the dispute and, in any event, the arbitrator shall endeavor to render a decision and award within 60 days of the final appointment of the arbitrator;

     (c) the arbitration shall take place in Toronto, Ontario, unless the parties mutually agree, in writing, upon a different location;

     (d) the law to be applied in connection with the arbitration shall be as set forth in Section 13(h) hereof;

     (e) judgment upon the award rendered may be entered in any court of competent jurisdiction, or, application may be made to such court for a judicial recognition of the award or an order of enforcement thereof, as the case may be; and,

     (f) the arbitration award shall deal with the question of costs of arbitration and all matters related thereto.

     Section 13.4 Injunctive Relief. Nothing in this Article 13 shall prevent
                  -----------------
     a Party from seeking injunctive relief in connection with this Agreement at any time prior to or during the pendency of any proceedings set forth in Sections 13.1 through 13.3 hereof.

     13.  MISCELLANEOUS.

     (a) Notices. Any notices permitted or required under this Agreement shall be in writing, and shall be delivered in person, by facsimile, by overnight courier or by certified or registered mail, return receipt requested, and shall be deemed given upon personal delivery, receipt by sender of confirmation of transmission by facsimile or five (5) days after deposit in the mail. If notice is sent to Delano, it shall be sent to the attention of the CFO, with a copy to the General Counsel.

     (b) Assignment. This Agreement may not be assigned by either party without the prior written approval of the other, such approval shall not be unreasonably withheld. For the purposes of this Section, a change in the persons or entities who control 50% or more of the equity securities or voting interest of OEM or Delano shall be considered an assignment. Notwithstanding the foregoing, either party shall have the right to assign this Agreement to its majority owned subsidiaries.

     (c) Waiver. The waiver by either party of a breach of any provision contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

     (d) Severability. If any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and, in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such provision within the limits of applicable law or applicable court decisions.

     (e) Injunctive Relief. It is expressly agreed that a violation of Paragraphs 3 ("OEM Rights and Restrictions"), 6 ("License to Use the Delano Trademark"), or 7 ("Ownership of Proprietary Rights and Nondisclosure") of this Agreement may cause irreparable harm to Delano and that a remedy at law would be inadequate. Therefore, in addition to any and all remedies available at law, Delano will be entitled to seek an injunction or other equitable remedies in all legal proceedings in the event of any threatened or actual violation of any or all of the provisions hereof, and need not post a bond as security for same.

     (f) Waiver of Jury. The parties expressly waive any right to a trial by jury and so any trial of any claim, matter, issue or motion arising out of or in any way related to this Agreement will be by and only to the court.

     (g) Confidentiality. Any Confidentiality Agreement referenced in Exhibit A will apply to the subject matter of this Agreement and is incorporated into this Agreement by this reference.

     (h) Controlling Law. This Agreement shall be governed in all respects by the laws of Ontario, Canada as such laws are applied to agreements entered into and to be performed entirely within Ontario between Ontario residents. Toronto shall be the venue of any dispute resolution.

     (i) No Agency. Nothing contained herein shall be construed as creating any agency, partnership, or other form of joint enterprise between the parties.

     (j) Counterparts. This Agreement may be signed in two counterparts, which together shall form a single agreement as if both parties had executed the same document. Facsimile copies are as binding as originally signed copies.

     (k) Entire Agreement. This Agreement completely and exclusively states the Agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior proposals, agreements, or other communications between the parties, oral or written, regarding such subject matter. This Agreement shall not be modified except by a written amendment signed on behalf of Delano and OEM by their duly authorized representative, and any provision of a purchase order purporting to supplement or vary the provisions hereof shall be void.

     (l) Warranty. EACH PARTY WARRANTS THAT IT HAS FULL POWER AND AUTHORITY TO ENTER INTO AND PERFORM THIS AGREEMENT, AND THE PERSONS SIGNING THIS AGREEMENT ON THEIR BEHALVES HAVE BEEN DULY AUTHORIZED AND EMPOWERED TO ENTER INTO THIS AGREEMENT. EACH PARTY FURTHER ACKNOWLEDGES THAT IT HAS READ THIS AGREEMENT, UNDERSTANDS IT, HAS HAD AN OPPORTUNITY TO OBTAIN LEGAL ADVICE, AND AGREES TO BE BOUND BY IT.

     (m)  Articles 7, 8, 9, 10 and 11 and Sections 14(f), 14(g), 14(h), 14(k)
          and this Section 14(m) shall survive any termination of this Agreement.

     (n) The following Exhibits form part of this Agreement and are deemed to be a part of it for all purposes:

     Exhibit A - General Terms and Conditions

     Exhibit B - Required Delano Training and Certification Programs


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

IRONSIDE TECHNOLOGIES INCORPORATED:


Signature: /s/ DEREK SMYTH

Print Name/Title: DEREK SMYTH, COO

Date:  02/04/00

DELANO TECHNOLOGY CORPORATION:


Signature:  /s/ ANDREW DEAMS

Print Name/Title:  ANDREW DEAMS.VP

Date:  02/24/00

                   Exhibit A - General Terms and Conditions

     1.  Software and Documentation

     Delano E-Business Interaction Suite Software, including Delano E-Business Interaction Server; E-Business Application Builder; E-Business Interaction server Administrator; Component Development Kit, and successor and replacement products for the foregoing.

     2.  Fees and License Restrictions

     License Fees and Restrictions:

     (a) Development. OEM shall receive a license to develop Ironside Module(s) using Delano E-Business Interaction Suite Software, including Delano E-Business Interaction Server; E-Business Application Builder; E-Business Interaction server Administrator; Component Development Kit; and successor and replacement products for the foregoing at no charge to OEM.

     (b) Value Added OEM. For each Ironside Module(s) licensed to an End User (either through direct sale or Application Service Provider (ASP) agreement) in conjunction with the Software or any portion thereof, OEM will pay Delano the following license fee:

          (i) For each Ironside Module licensed in this Agreement, the greater of US $25,000 or 50% of all net revenue relating solely to the Ironside Module(s) (exclusive of any revenue relating to Maintenance Fees relating to the Ironside Module(s)) ("Revenue") received therefore by OEM.

          (ii) Service-based OEM. For each Ironside Module(s) sold on an application subscription or service bureau basis delivered through a direct (OEM) or indirect (OEM's Partners and Resellers), 50% of all Revenue received therefor by OEM (exclusive of any revenue relating to Maintenance Fees relating to the Ironside Module(s)).

          (iii) OEM may resell Delano e-Business Interaction Server ("Delano Software") to Ironside Module(s) users. E-Business Interaction Server to be supported directly by Delano. For such Delano Software, OEM shall pay Delano 50% of the then current Delano list price, or 50% of net revenue received for Delano Software, whichever is greater. If Delano supports such Delano Software customers directly, it will be entitled to receive 75% of annual maintenance on Delano Software. If OEM provides first line support Delano Software customers, Delano will receive 50% of annual maintenance. OEM shall only be entitled to sell/deliver Delano Software (i.e., Builder, Server, etc.) to OEM clients who have Delano OEM-based products (i.e., Ironside Module(s)).

          (iv) Ironside shall pay Delano its portion of Ironside Module license fees and service-based OEM fees or revenues for sales of Delano Software within ten (10) days of Ironside having actually received such monies from End Users.

     Maintenance Fees:

     OEM will pay to Delano a maintenance fee equal to 25% of the net revenue received by OEM for maintenance of each Ironside Module(s) licensed. Ironside shall pay Delano its portion of such maintenance fees within ten
     (10) days of Ironside having actually received such monies from End Users.

     3.  Territory

     Worldwide

     4.  Other Terms and Conditions

     End User licensing terms and conditions:

     OEM will have the right to sublicense the Software in conjunction with Ironside Module(s) under OEM a trademark for "Ironside Module(s)" to be determined by OEM. Notwithstanding any other provision of this Agreement, OEM will include the following provisions in its form of license agreement with any End User to whom Software is sublicensed in conjunction with a Ironside Module(s):

     (a) provision restricting the End User's use of any Software sublicensed by OEM to its own internal business purposes;

     (b) provision prohibiting the End User from reproducing (except for backup copies), reverse engineering, translating or creating other versions of any Software sublicensed by OEM;

     (c) provision acknowledging that ownership of the copyright and all other intellectual property rights in and to any Software sublicensed by OEM remains exclusively vested in OEM's licensor(s); and

     (d) provision limiting the liability to the End User of any licensor of Software sublicensed by OEM to the same or greater extent than the liability of Delano to OEM is limited under this Agreement.

     5.   Details of the Confidentiality Agreement

     (a)  Date:  November 8, 1999

     (b)  Parties:  Ironside and Delano Technology

        Exhibit B - Required Delano training and certification programs

     To be considered for Delano's Partner Program, a company must meet the following criteria:

     Maintain sales and technical personnel on staff who have attended and successfully completed required Delano Center for Excellence training and certification programs.

     Currently the Delano Sales Certification is one (1) day in duration. This course covers all sales aspects of the E-Business Interaction Suite with regards to product positioning, licensing, etc.

     The Delano Technical Certification is currently two (2) days. This course covers all technical aspects of the E-Business Interaction Suite, product installation, systems integration, etc.

     Delano agrees to provide training similar to that described above for future versions and releases of the Software.

     All training outlined in this Exhibit B will be provided by Delano at no charge.